UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2014

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

On January 9, 2014, Xerium Technologies, Inc. (the “Company”) announced that it had initiated consultation proceedings with its works council at its rolls covering facility in Heidenheim, Germany regarding a proposal to close the facility in an effort to address the Company's cost structure. Because the proposal is subject to consultation and negotiation with the local works council, the Company is unable to reasonably estimate the costs that it would expect to incur in connection with the proposed action or when the proposed action will be complete. A copy of the press release ("Press Release") announcing this action is attached to this Current Report on Form 8-K as Exhibit 99.1.

Certain of the above statements regarding the facility closure constitute “forward-looking statements.” These statements are protected by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate since they are based on many assumptions which involve risks and uncertainties, both known and unknown. The following important factors could cause the estimated results to differ: changes in economic or industry conditions; issues arising from rationalization of operations; prolonged negotiations with the works council and other risks identified in the Company's Securities and Exchange Commission reports and public announcements. Any forward-looking statements included in this report are as of the date made and the Company does not intend to update them if its views later change. These forward-looking statement should not be relied upon as representing the Company's views as of any date subsequent to the date of this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Press release dated January 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date:	January 9, 2014	By:	/s/ Clifford E. Pietrafitta
		Name:	Clifford E. Pietrafitta
		Title:	Executive Vice President and CFO

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated January 9, 2014.